Franklin Bank Corp. Announces Third Quarter 2007 Earnings

•	Franklin announces earnings of $0.30 per diluted share for the third quarter 2007 compared to $0.21 per diluted share last year. Core earnings in line with guidance
•	Community banking fees increased 21% over last quarter and 48% over last year
•	Net interest income for the quarter rose 24% compared to last year

HOUSTON, October 29 /PRNewswire-First Call/ -- (NASDAQ: FBTX) (AMEX:FBK-P) Franklin Bank Corp. (Franklin or Company), the parent company of Franklin Bank, S.S.B., today announced net income of approximately $7.5 million or $0.30 per diluted share for the third quarter 2007. This compares to $5.1 million or $0.21 per diluted share for the third quarter of 2006.

“We are satisfied with our third quarter performance in the face of a very difficult and challenging environment. During the period we made some difficult decisions to reduce staff and close some of our less profitable mortgage offices. As a result of these steps, we are better positioned for the future,” remarked Anthony J. Nocella, President and CEO of Franklin Bank Corp.

“We completed the integration of the First National Bank of Bryan (FNB). We are excited about the growth opportunities in this important market where we have broken ground on two full-service banking offices. The increase in profitability from the banking segment is the result of the continued expansion of the community banking network,” stated Andy Black, President and Chief Operating Officer of Franklin Bank, S.S.B.

Core earnings were $7.9 million or $0.32 per share. In determining core earnings we excluded on an after-tax basis: a $1.5 million gain on early extinguishment of debt, $610,000 of charges relating to merger, conversion and severance costs, $551,000 of charges for closing 12 mortgage offices including the write-down on $108.5 million single family loans and securities transferred to the portfolio and $793,000 of provision for credit losses in excess of charge-offs.

Financial Results:

Franklin had net income of $7.5 million or $0.30 per diluted share for the quarter ended September 30, 2007. The banking and mortgage banking segments, respectively, contributed 98% and 2% of net income for the third quarter 2007 compared to 63% and 37% of net income for the third quarter 2006.

Net interest income increased $5.3 million or 24% to $27.4 million for the quarter ended September 30, 2007, as compared to the quarter ended September 30, 2006. Net yield on earning assets increased to 2.19% from 1.87% in 2006. For the nine months ended September 30, 2007, net interest income increased $6.0 million to $75.2 million as compared to the nine months ended September 30, 2006.

Non-interest expense increased $3.8 million or 22%, which includes merger related and other expenses of $1.0 million, for the quarter ended September 30, 2007 when compared to the quarter ended September 30, 2006. Earnings for the quarter were impacted by one-time merger related costs related to the acquisition and conversion of FNB, reduction in our workforce and costs associated with the closing of twelve of the Company’s retail mortgage offices.

Franklin’s allowance for credit losses was $16.8 million at September 30, 2007, or 0.42% of total loans held for investment. During the quarter, Franklin recorded provisions of $2.5 million and incurred net charge-offs against single family loans of $1.3 million. This resulted in an increase to the allowance of $1.2 million for the quarter ended September 30, 2007.

At September 30, 2007, $3.6 million of the allowance was allocated to single family loans, or 0.20% of single family portfolio loans and $13.2 million was allocated to commercial and consumer loans, or 0.61% of commercial and consumer loans compared to $3.3 million or 0.17% for single family loans and $12.3 million or 0.58% for commercial and consumer loans at June 30, 2007. For the quarter ended September 30, 2007, net-charge offs declined $483,000 when compared to the quarter ended June 30, 2007.

Nonperforming loans, as a percentage of total loans, are 0.39% of total loans and total $16.6 million as of September 30, 2007 compared to $16.3 million as of June 30, 2007. The allowance for credit losses is 101% of nonperforming loans.

Looking Forward

Franklin still expects earnings for the fourth quarter to be $0.34 to $0.36 per diluted share. “The increase in fourth quarter earnings per share compared to the third quarter is the result of increasing core earnings because of the accretive effect of the FNB acquisition and the full quarter impact of the cost savings resulting from the workforce reduction and retail mortgage office closures we mentioned previously,” concluded Nocella.

Corporate Overview
Franklin Bank Corp., headquartered in Houston, Texas, was formed in April 2002. Franklin's common stock initiated trading on the NASDAQ in December 2003 under the ticker symbol FBTX. In May 2006, Franklin raised additional capital through a Preferred Stock offering that is now trading on the AMEX under the ticker symbol FBK-P.

Through its subsidiary, Franklin Bank, S.S.B., Franklin offers a wide variety of commercial products that allow it to serve customers in communities, as well as on a national basis. Franklin Bank focuses on providing high-quality personalized service through its "trusted financial advisors" and strives to meet all of the financial needs of its customers. In addition to various deposit and loan products, Franklin Bank offers retail brokerage and trust services. For more information, you can visit its website at http://www.bankfranklin.com. Franklin Bank is FDIC insured and an equal housing lender.

Forward-Looking Information

This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, strategies, and the results of the company’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. Readers are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future company results to differ materially from these statements.

Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions. Other specific risks related to Franklin include the following: potential inability to successfully implement its growth business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which the company is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.

Conference Call

A conference call to discuss the financial results will be held on Tuesday, October 30, 2007, at 10:00 a.m. CT and will be hosted by Anthony J. Nocella, President and Chief Executive Officer. The telephone number for the conference call is 1-877-719-9786. Participants calling from outside the United States may dial 1-719-325-4778. The passcode "4989553" is required to access the call. Please call in 10 minutes before the call to avoid being unable to enter the call on time. A recording of the conference call will be available after 2 p.m. CT on Tuesday, October 30, 2007 through midnight on November 13, 2007. The recorded message will be available at 1-888-203-1112. Participants calling from outside the United States may dial 1-719-457-0820. The passcode "4989553" is required to access the replay of the call.

Contact: Russell McCann 713-339-8999

FRANKLIN BANK CORP.
CONSOLIDATED BALANCE SHEET
(in thousands)
(Unaudited)

	September 30, 2007	June 30, 2007	September 30, 2006
Assets
Cash and cash equivalents	$201,357	$189,905	$63,352
Trading securities	93,382	128,543	-
Securities held to maturity, at amortized cost	384,563	166,580	-
Securities available for sale, at fair value	227,005	251,492	362,544
FHLB stock and other investments	91,405	86,516	87,927
Loans, net
Single family	1,941,191	2,073,186	2,778,650
Commercial	1,980,085	1,958,691	1,537,167
Consumer	333,293	216,273	110,329
Allowance for credit losses	(16,825)	(15,640)	(14,212)
Loans, net	4,237,744	4,232,510	4,411,934
Goodwill	251,876	251,588	149,858
Other intangible assets, net	33,791	33,399	13,809
Premises and equipment, net	38,072	37,836	27,411
Real estate owned	39,032	31,199	20,259
Other assets	148,414	136,197	36,108
Total assets	$5,746,641	$5,545,765	$5,173,202

Liabilities
Deposits	$2,883,477	$2,783,918	$2,562,362
FHLB advances	2,107,249	1,977,310	2,018,290
Convertible senior notes	82,758	97,335	-
Subordinated notes	123,238	123,184	108,059
Other liabilities	71,755	94,483	48,521
Total liabilities	5,268,477	5,076,230	4,737,232

Stockholders' equity
Preferred stock	86,250	86,250	86,250
Common stock	254	253	235
Paid-in capital	306,217	305,482	280,125
Retained earnings	86,614	79,066	71,392
Accumulated other comprehensive income:
- Unrealized gains (losses) on securities
available for sale, net	(1,171)	(1,516)	(2,032)
Total stockholders' equity	478,164	469,535	435,970
	$5,746,641	$5,545,765	$5,173,202

FRANKLIN BANK CORP.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30, 2007	June 30, 2007	September 30, 2006
Interest income
Cash equivalents and short-term investments	$2,818	$2,358	$1,630
Trading securities	1,527	1,953	-
Securities	7,592	4,337	4,827
Loans	74,294	72,785	68,785
Total interest income	86,231	81,433	75,242

Interest expense
Deposits	28,766	27,108	27,120
FHLB advances	26,706	25,659	24,120
Convertible senior notes	1,064	785	-
Subordinated notes	2,309	2,207	1,939
Other	8	3	-
Total interest expense	58,853	55,762	53,179

Net interest income	27,378	25,671	22,063
Provision for credit losses	2,539	907	607
Net interest income after provision for credit losses	24,839	24,764	21,456

Non-interest income
Loan fee income	2,023	2,546	1,746
Deposit fees	2,865	2,377	1,703
Gain on sale of single family loans and mortgage servicing rights valuation, net	947	1,186	1,733
Gain on early extinguishment of debt	2,334	-	-
Bank owned life insurance	1,003	1,035	65
Other	1,059	757	1,454
Total non-interest income	10,231	7,901	6,701

Non-interest expense
Salaries and benefits	10,446	9,889	8,036
Data processing	2,049	1,969	1,650
Occupancy	2,469	2,232	1,979
Professional fees	1,077	1,069	868
Loan expenses	784	382	591
Core deposit amortization	804	643	327
Real estate owned	540	406	1,856
Other	3,221	2,948	2,235
Total non-interest expenses	21,390	19,538	17,542
Income before taxes	13,680	13,127	10,615
Income tax expense	4,514	4,409	3,871
Net income	$9,166	$8,718	$6,744
Net income available to common stockholders	$7,549	$7,101	$5,127

Basic earnings per common share	$0.30	$0.30	$0.22

Diluted earnings per common share	$0.30	$0.30	$0.21

FRANKLIN BANK CORP.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30,
Interest income	2007	2006
Cash equivalents and short-term investments	$8,464	$5,731
Trading securities	5,529	-
Securities	14,444	13,920
Loans	217,213	189,610
Total interest income	245,650	209,261

Interest expense
Deposits	82,656	68,405
FHLB advances	79,421	66,063
Convertible senior notes	1,849	-
Subordinated notes	6,518	5,447
Other	11	132
Total interest expense	170,455	140,047

Net interest income	75,195	69,214
Provision for credit losses	4,061	1,364
Net interest income after provision for credit losses	71,134	67,850

Non-interest income
Loan fee income	6,407	5,077
Deposit fees	6,893	4,653
Gain on sale of single family loans and mortgage servicing rights valuation, net	3,421	4,652
Gain on early extinguishment of debt	2,334	-
Bank owned life insurance	3,126	191
Other	2,498	2,413
Total non-interest income	24,679	16,986

Non-interest expense
Salaries and benefits	29,124	26,028
Data processing	5,304	5,299
Occupancy	6,501	5,591
Professional fees	2,878	2,150
Loan expenses	1,676	1,885
Core deposit amortization	1,768	697
Real estate owned	1,467	2,004
Other	8,735	6,888
Total non-interest expenses	57,453	50,542
Income before taxes	38,360	34,294
Income tax expense	12,659	12,519
Net income	$25,701	$21,775
Net income available to common stock shareholders	$20,850	$19,529

Basic earnings per common share	$0.87	$0.83

Diluted earnings per common share	$0.86	$0.81

FRANKLIN BANK CORP.
YIELD ANALYSIS
(dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2007			June 30, 2007			September 30, 2006
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$106,396	$1,641	6.04%	$86,257	$1,123	5.15%	$41,942	$537	5.01%
Trading securities	109,844	1,527	5.52	141,899	1,953	5.52	-	-	-
FHLB stock and other investments	87,694	1,177	5.32	84,373	1,235	5.87	87,074	1,093	4.98
Securities available for sale	270,118	3,742	5.54	229,381	2,968	5.18	371,802	4,827	5.19
Securities held to maturity	256,811	3,850	6.00	93,718	1,369	5.84	-	-	-
Loans
Single family	2,002,369	29,309	5.85	2,112,725	31,377	5.94	2,854,474	38,497	5.39
Builder lines	1,270,876	27,070	8.45	1,247,554	26,162	8.41	952,046	20,488	8.54
Commercial real estate	495,434	9,824	7.87	438,199	8,328	7.62	233,864	4,518	7.66
Mortgage banker finance	105,790	2,034	7.63	122,393	2,292	7.51	152,745	2,837	7.37
Commercial business	79,138	1,471	7.38	61,372	1,165	7.61	38,339	686	7.10
Consumer	253,250	4,586	7.19	186,148	3,461	7.46	94,240	1,759	7.41
Total loans	4,206,857	74,294	7.01	4,168,391	72,785	7.00	4,325,708	68,785	6.34
Total interest-earning assets	5,037,720	86,231	6.79	4,804,019	81,433	6.80	4,826,526	75,242	6.21
Non-interest-earning assets	563,958			486,150			286,624
Total assets	$5,601,678			$5,290,169			$5,113,150

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$243,397	$1,578	2.57%	$195,706	$1,004	2.06%	$160,889	$610	1.50%
Money market and savings	409,047	3,511	3.41	348,724	2,989	3.44	248,356	1,855	2.96
Certificates of deposit	1,059,804	12,641	4.73	974,229	11,391	4.69	805,968	8,401	4.14
Non-interest bearing deposits	304,251	-	-	251,937	-	-	148,884	-	-
Total community banking	2,016,499	17,730	3.49	1,770,596	15,384	3.49	1,364,097	10,866	3.16
Wholesale and money desk	821,640	11,036	5.33	875,881	11,724	5.37	1,225,121	16,254	5.26
Total deposits	2,838,139	28,766	4.02	2,646,477	27,108	4.11	2,589,218	27,120	4.16

FHLB advances	2,015,224	26,706	5.19	1,955,338	25,659	5.19	1,940,504	24,120	4.86
Convertible senior notes	95,347	1,064	4.37	79,262	785	3.92	-	-	-
Subordinated notes	123,202	2,309	7.33	118,865	2,207	7.34	108,038	1,939	7.02
Other borrowings	724	8	4.24	352	3	3.84	-	-	-
Total interest-bearing liabilities	5,072,636	58,853	4.57	4,800,294	55,762	4.63	4,637,760	53,179	4.52
Non-interest-bearing liabilities and stockholder's equity	529,042			489,875			475,390
Total liabilities and stockholder's equity	$5,601,678			$5,290,169			$5,113,150

Net interest income/interest rate spread		$27,378	2.22%		$25,671	2.17%		$22,063	1.69%

Net yield on interest-earning assets			2.19%			2.17%			1.87%

Ratio of average interest-earning assets to average interest-bearing liabilities			99.31%			100.08%			104.07%

FRANKLIN BANK CORP.
YEAR-TO-DATE RATE VOLUME
(dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2007			2006
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-Earning Assets
Short-term interest earning assets	$117,693	$4,834	5.42%	$72,609	$2,598	4.72%
Trading securities	133,872	5,529	5.52	-	-	-
FHLB stock and other investments	88,423	3,630	5.49	87,592	3,133	4.78
Securities available for sale	232,792	9,226	5.28	369,052	13,920	5.03
Securities held to maturity	117,784	5,218	5.91	-	-	-
Loans
Single family	2,145,446	93,203	5.79	2,781,579	110,727	5.31
Builder lines	1,243,891	78,597	8.45	848,719	51,903	8.18
Commercial real estate	436,116	25,223	7.73	213,050	11,887	7.46
Mortgage banker finance	120,674	6,808	7.54	155,424	8,055	6.93
Commercial business	59,688	3,314	7.42	39,240	2,029	6.91
Consumer	183,252	10,068	7.35	92,864	5,009	7.21
Total loans	4,189,067	217,213	6.92	4,130,876	189,610	6.13
Total interest-earning assets	4,879,631	245,650	6.72	4,660,129	209,261	5.99
Non-interest-earning assets	470,050			288,542
Total assets	$5,349,681			$4,948,671

Interest-Bearing Liabilities
Deposits
Community banking
Checking accounts	$199,814	$3,254	2.18%	$180,279	$2,086	1.55%
Money market and savings	340,743	8,583	3.37	244,852	4,854	2.65
Certificates of deposit	970,457	34,018	4.69	759,830	21,954	3.86
Non-interest bearing deposits	234,909	-	-	155,341	-	-
Total community banking	1,745,923	45,855	3.51	1,340,302	28,894	2.88
Wholesale and money desk	916,131	36,801	5.37	1,091,460	39,511	4.84
Total deposits	2,662,054	82,656	4.15	2,431,762	68,405	3.76

FHLB advances	2,009,858	79,421	5.24	1,979,972	66,063	4.40
Convertible senior notes	58,552	1,849	4.21	-	-	-
Subordinated notes	116,779	6,518	7.36	108,005	5,447	6.65
Other borrowings	361	11	4.17	2,930	132	5.94
Total interest-bearing liabilities	4,847,604	170,455	4.68	4,522,669	140,047	4.11
Non-interest-bearing liabilities and stockholder's equity	502,077			426,002
Total liabilities and stockholder's equity	$5,349,681			$4,948,671

Net interest income/interest rate spread		$75,195	2.04%		$69,214	1.88%

Net yield on interest-earning assets			2.07%			2.00%

Ratio of average interest-earning assets to average interest-bearing liabilities			100.66%			103.04%

FRANKLIN BANK CORP.
FINANCIAL HIGHLIGHTS
(dollars in thousands except per share data)
(Unaudited)

	Quarter Ended
	September 30, 2007	June 30, 2007	September 30, 2006

Common share data
Ending shares outstanding	25,370,936	25,345,500	23,541,080
Average shares outstanding-basic	25,038,937	23,523,391	23,476,260
Average shares outstanding-diluted	25,142,208	23,873,023	24,086,350

Basic earnings per share	$0.30	$0.30	$0.22
Diluted earnings per share	0.30	0.30	0.21

Common book value (period end)	$15.74	$15.43	$15.07
Common tangible book value (period end)	5.15	4.81	8.12

Average balances
Assets	$5,601,678	$5,290,169	$5,113,150
Interest-earning assets	5,037,720	4,804,019	4,826,526
Interest-bearing liabilities	5,072,636	4,800,294	4,637,760

Ratios
ROAA	0.65%	0.66%	0.52%
ROACE	9.30%	9.56%	6.19%
Net interest spread	2.22%	2.17%	1.69%
Net yield on interest-earning assets	2.19%	2.17%	1.87%
Efficiency Ratio	58.67%	56.28%	59.85%
Equity to assets (period end)	8.32%	8.47%	8.43%
Equity to assets (average)	8.46%	8.49%	8.45%
Tangible equity to tangible assets (incl. prfd)	3.82%	3.79%	5.56%
Capital ratios - (bank only):
Leverage ratio	7.24%	7.49%	7.63%
Tier 1 risk-based capital ratio	9.71%	9.85%	10.92%
Total risk-based capital ratio	10.52%	10.65%	11.33%

Asset quality
Nonperforming Loans ("NPLs")	$16,632	$16,324	$14,478
REO	38,739	30,870	19,456
Nonperforming Assets ("NPAs")	$55,371	$47,194	$33,934

NPLs as % of loans	0.39%	0.38%	0.33%
NPAs as % of assets	0.96%	0.85%	0.66%
Allowance to period end loan balance	0.40%	0.37%	0.32%
Allowance to average loan balance	0.40%	0.38%	0.33%

Branch and employee data
Full-time equivalent employees	788	860	624
Banking offices	46	46	36
Commercial lending offices	7	9	9
Retail mortgage offices	45	55	38
Wholesale mortgage origination offices	0	0	2

Loan portfolio
Held for sale
Single family	$71,391	$110,641	$185,254
Student loans	155,475	38,147	-
Total held for sale	$226,866	$148,788	$185,254

Held for investment
Single family	1,869,800	1,962,545	2,593,396
Builder lines	1,286,024	1,269,742	1,043,571
Other commercial	694,061	688,949	493,596
Consumer	177,818	178,126	110,329
Allowance for credit losses	(16,825)	(15,640)	(14,212)
Total held for investment	$4,010,878	$4,083,722	$4,226,680

Deposits
Community banking	$2,042,554	$1,963,503	$1,367,149
Wholesale and money desk	840,923	820,415	1,195,213
Total deposits	$2,883,477	$2,783,918	$2,562,362

FRANKLIN BANK CORP.
FINANCIAL HIGHLIGHTS
(dollars in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,
	2007	2006

Common share data
Ending shares outstanding	25,370,936	23,541,080
Average shares outstanding-basic	24,006,231	23,430,147
Average shares outstanding-diluted	24,291,905	23,991,567

Basic earnings per share	$0.87	$0.83
Diluted earnings per share	0.86	0.81

Common book value (period end)	$15.74	$15.07
Common tangible book value (period end)	5.15	8.12

Average balances
Assets	$5,349,681	$4,948,671
Interest-earning assets	4,879,631	4,660,129
Interest-bearing liabilities	4,847,604	4,522,669

Ratios
ROAA	0.64%	0.59%
ROACE	9.30%	7.60%
Net interest spread	2.04%	1.88%
Net yield on interest-earning assets	2.07%	2.00%
Efficiency Ratio	57.20%	57.82%
Equity to assets (period end)	8.32%	8.43%
Equity to assets (average)	8.46%	7.75%
Tangible equity to tangible assets (incl. prfd)	3.82%	5.56%
Capital ratios - (bank only):
Leverage ratio	7.24%	7.63%
Tier 1 risk-based capital ratio	9.71%	10.92%
Total risk-based capital ratio	10.52%	11.33%

Asset quality
Nonperforming Loans ("NPLs")	$16,632	$14,478
REO	38,739	19,456
Nonperforming Assets ("NPAs")	$55,371	$33,934

NPLs as % of loans	0.39%	0.33%
NPAs as % of assets	0.96%	0.66%
Allowance to period end loan balance	0.40%	0.32%
Allowance to average loan balance	0.40%	0.34%

Branch and employee data
Full-time equivalent employees	788	624
Banking offices	46	36
Commercial lending offices	7	9
Retail mortgage offices	45	38
Wholesale mortgage origination offices	0	2

Loan portfolio
Held for sale
Single family	$71,391	$185,254
Student loans	155,475	-
Total held for sale	$226,866	$185,254

Held for investment
Single family	1,869,800	2,593,396
Builder lines	1,286,024	1,043,571
Other commercial	694,061	493,596
Consumer	177,818	110,329
Allowance for credit losses	(16,825)	(14,212)
Total held for investment	$4,010,878	$4,226,680

Deposits
Community banking	$2,042,554	$1,367,149
Wholesale and money desk	840,923	1,195,213
Total deposits	$2,883,477	$2,562,362